DUTCH BROS INC. INSIDER TRADING POLICY LAST AMENDED BY THE AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS MARCH 6, 2023 POLICY PRINCIPLES 1. Personnel of Dutch Bros Inc. and its direct and indirect subsidiaries, including Dutch Mafia LLC (“Dutch Bros”) are responsible for understanding the obligations that come with having access to material nonpublic information and wanting to transact in Dutch Bros securities. 2. Dutch Bros personnel who are aware of material nonpublic information relating to Dutch Bros may not engage in transactions in Dutch Bros’ securities except as permitted by this policy and applicable law. 3. Dutch Bros personnel may not disclose material nonpublic information outside of Dutch Bros unless the disclosure is made in accordance with a specific Dutch Bros policy that authorizes such disclosure. 4. Dutch Bros personnel may not disclose material nonpublic information to persons within Dutch Bros whose jobs do not require them to have that information. 5. Dutch Bros personnel may not recommend the purchase or sale of any Dutch Bros securities. 6. Changes to this policy require approval by Dutch Bros’ Board of Directors or a duly appointed committee of the Board of Directors. POLICY Q&A Policy Scope and Purpose Q: Why have an insider trading policy? A: During the course of your relationship with Dutch Bros, you may receive material information that is not yet publicly available (“material nonpublic information”) about Dutch Bros or other publicly traded companies with which Dutch Bros has business relationships. Material nonpublic information may give you, or someone to whom you pass that information, a leg up over others when deciding whether to buy, sell, or otherwise transact in Dutch Bros’ securities or the securities of another publicly traded company. This policy sets forth guidelines with respect to transactions in Dutch Bros securities by persons subject to this policy. Q: Who is subject to this policy? A: This policy applies to you and all other employees, directors, and designated consultants of Dutch Bros (“Dutch Bros Persons”). This policy also applies to members of your immediate family, persons with whom you share a household, persons who are your economic dependents, and, unless otherwise determined by Dutch Bros, any other individuals or entities whose transactions in securities you influence, direct, or control (including, e.g., a venture or other investment fund, if you influence, direct, or control transactions by the fund) (collectively, “Related Persons”). You are responsible for making sure that your Related Persons comply with this policy. Exhibit 19.1

In addition, if you are an officer or director of the Company, or a designated employee or designated consultant of the Company (“Specified Personnel”), you and your Related Persons are subject to the quarterly trading blackout periods described below. Q: Whose responsibility is it to comply with this policy? A: Persons subject to this policy have ethical and legal obligations to maintain the confidentiality of information about Dutch Bros and to not engage in transactions in Dutch Bros’ securities while aware of material nonpublic information. Each individual is responsible for making sure that he or she and his or her Related Persons comply with this policy. In all cases, the responsibility for determining whether an individual is aware of material nonpublic information rests with that individual, and any action on the part of Dutch Bros or any employee or director of Dutch Bros pursuant to this policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by Dutch Bros for any conduct prohibited by this policy or applicable securities laws. Q: What transactions are subject to this policy? A: This policy applies to all transactions in securities issued by Dutch Bros, as well as derivative securities that are not issued by Dutch Bros, such as exchange-traded put or call options or swaps relating to Dutch Bros’ securities. Accordingly, for purposes of this policy, the terms “trade,” “trading,” and “transactions” include not only purchases and sales of Dutch Bros’ Class A common stock in the public market but also any other purchases, sales, transfers, or other acquisitions and dispositions of common or preferred equity, options, warrants, and other securities (including debt securities) and other arrangements or transactions that affect economic exposure to changes in the prices of these securities. Insider Trading and Material Nonpublic Information Q: What is insider trading? A: Generally speaking, insider trading is the buying or selling of stocks, bonds, futures, or other securities by someone who possesses or is otherwise aware of material nonpublic information about the securities or the issuer of the securities. Insider trading also includes trading in derivatives (such as put or call options) where the price is linked to the underlying price of a company’s stock. It does not matter whether the decision to buy or sell was influenced by the material nonpublic information, how many shares you buy or sell, or whether it has an effect on the stock price. Bottom line: If you are aware of material nonpublic information about Dutch Bros or another publicly traded company that Dutch Bros has business relationships with and you trade in Dutch Bros’ or such other company’s securities, you have broken the law. Q: Why is insider trading illegal? A: If company insiders are able to use their confidential knowledge to their financial advantage, other investors would not have confidence in the fairness and integrity of the market. This ensures that there is an even playing field by requiring those who are aware of material nonpublic information to refrain from trading. Q: What is material information? A: It is not always easy to figure out whether you are aware of material nonpublic information. But there is one important factor to determine whether nonpublic information you know about a public company is material: whether the information could be expected to affect the market price of that company’s securities or to be considered important by investors who are considering trading that company’s securities. If the information makes you want to trade, it would probably have the same effect on others. Keep in mind that both positive and negative information can be material. Q: What are examples of material information? A: There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by relevant enforcement authorities with the benefit of hindsight. Depending on the specific details, the following items may be considered material nonpublic information until publicly disclosed within the meaning of this policy. There may be other types of information that would qualify as material information as well; use this list merely as a non-exhaustive guide:  financial results or forecasts;  acquisitions, dispositions or other strategic transactions;  events regarding our securities (e.g., repurchase plans, stock splits, public or private equity or debt offerings, or changes in our dividend policies or amounts);  major contracts or contract cancellations;  pricing changes;  new menu releases;  significant product problems or security incidents;  top management or control changes;  financial restatements or significant writeoffs;  employee layoffs;  a disruption in Dutch Bros’ operations or breach or unauthorized access of its property or assets, including its facilities or information technology infrastructure;  proxy fights;  actual or threatened major litigation, SEC or other investigations, or a major development in or the resolution of any such litigation or investigation;  impending bankruptcy; and  communications with government agencies. Q: When is information considered public? A: The prohibition on trading when you have material nonpublic information lifts once that information becomes publicly disseminated. But for information to be considered publicly disseminated, it must be widely disseminated through a press release, a filing with the Securities and Exchange Commission (the “SEC”) or other widely disseminated announcement. Once information is publicly disseminated, it is still necessary to afford the investing public with sufficient time to absorb the information. Generally speaking, information will be considered publicly disseminated for purposes of this policy only after two full trading days have elapsed since the information was publicly disclosed. For example, if we announce material nonpublic information before trading begins on Wednesday, then information would be considered to be publicly disseminated by the time trading begins on Friday; if we announce material nonpublic information after trading ends on Wednesday, then information would be considered to be publicly disseminated by the time trading ends on Friday. Depending on the particular circumstances, Dutch Bros may determine that a longer or shorter waiting period should apply to the release of specific material nonpublic information. Any disclosure of nonpublic information, material or otherwise, must be done in accordance with Dutch Bros’ Corporate Disclosure Policy. Q: Who can be guilty of insider trading? A: Anyone who buys or sells a security while aware of material nonpublic information, or provides material nonpublic information that someone else uses to buy or sell a security, may be guilty of insider trading. This applies to all individuals, including officers, directors, and others who don’t even work at Dutch Bros. Regardless of who you are, if you know something material about the value of a security that not everyone knows and you trade (or convince someone else to trade) in that security, you may be found guilty of insider trading. Q: What if I am aware of material nonpublic information when I trade, but the reason I trade is because of something else, like to pay medical bills? A: The prohibition against insider trading is absolute. It applies even if the decision to trade is not based on such material nonpublic information. It also applies to transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) and also to very small transactions. All that matters is whether you are aware of any material nonpublic information relating to Dutch Bros, or any other entity whose equity securities you are trading, at the time of the transaction. Q: Do the U.S. securities laws take into account mitigating circumstance, like avoiding a loss or planning a transaction before I had material nonpublic information? A: No. The U.S. federal securities laws do not recognize any mitigating circumstances to insider trading. In addition, even the appearance of an improper transaction must be avoided to preserve Dutch Bros’ reputation for adhering to the highest standards of conduct. In some circumstances, you may need to forgo a planned transaction even if you planned it before becoming aware of the material nonpublic information. So, even if you believe you may suffer an economic loss or sacrifice an anticipated profit by waiting to trade, you must wait. Q: What if I don’t buy or sell anything, but I tell someone else material nonpublic information and he or she buys or sells? A: That is called “tipping.” You are the “tipper” and the other person is called the “tippee.” If the tippee buys or sells based on that material nonpublic information, both you and the “tippee” could be found guilty of insider trading. In fact, if you tell family members who tell others and those people then trade on the information, those family members and the “tippee” might be found guilty of insider trading too. To prevent this, you may not discuss material nonpublic information about Dutch Bros with anyone outside Dutch Bros, including spouses, family members, friends, or business associates (unless the disclosure is made in accordance with Dutch Bros’ policies regarding the protection or authorized external disclosure of information regarding Dutch Bros).

This includes anonymous discussions on the internet about Dutch Bros or companies with which Dutch Bros does business. You can be held liable for your own transactions, as well as the transactions by a tippee and even the transactions of a tippee’s tippee. For these and other reasons, no employee, director, or designated consultant of Dutch Bros (or any other person subject to this policy) may either (a) recommend to another person that they buy, hold, or sell Dutch Bros’ securities at any time or (b) disclose material nonpublic information to persons within Dutch Bros whose jobs do not require them to have that material nonpublic information, or outside of Dutch Bros to other persons (unless the disclosure is made in accordance with Dutch Bros’ policies regarding the protection or authorized external disclosure of information regarding Dutch Bros). Q: What if I don’t tell someone inside information itself; I just tell him or her whether to buy or sell? A: That is still tipping, and you can still be responsible for insider trading. You may never recommend to another person that they buy, hold, or sell Dutch Bros’ Class A common stock or any derivative security related to Dutch Bros’ Class A common stock, since that could be a form of tipping. Q: Does this policy or the insider trading laws apply to me if I work outside the U.S.? A: Yes. The same rules apply to U.S. and foreign employees and consultants. The SEC (the U.S. government agency in charge of investor protection), and the Financial Industry Regulatory Authority (a private regulator that oversees U.S. securities exchanges) routinely investigate trading in a company’s securities conducted by individuals and firms based abroad. In addition, as a Dutch Bros director, employee, or consultant, our policies apply to you no matter where you work. Q: Am I restricted from trading securities of any companies other than Dutch Bros, for example a customer or competitor of Dutch Bros? A: Possibly. U.S. insider trading laws generally restrict everyone aware of material nonpublic information about a company from trading in that company’s securities, regardless of whether the person is directly connected with that company, except in limited circumstances. Therefore, if you have material nonpublic information about another company, you should not trade in that company’s securities. You should be particularly conscious of this restriction if, through your position at Dutch Bros, you sometimes obtain sensitive, material information about other companies and their business dealings with Dutch Bros. Q: So when can I buy or sell my Dutch Bros securities? A: If you are aware of material nonpublic information, you may not buy or sell our Class A common stock until two full trading days have elapsed since the information was publicly disclosed. At that point, the information is considered publicly disseminated for purposes of our insider trading policy. For example, if we announce material nonpublic information before trading begins on Wednesday, then you may execute a transaction in our securities on Friday; if we announce material nonpublic information after trading ends on Wednesday, then you may execute a transaction in our securities on Monday. Even if you are not aware of any material nonpublic information, you may not trade our Class A common stock during any trading “blackout” period that applies to you. Our insider trading policy describes the quarterly trading blackout period, and additional event-driven trading blackout periods (which may apply to you even if the quarterly trading blackout periods do not) that may be announced by email.

Blackout Periods Q: What is a quarterly trading blackout period? A: To minimize the appearance of insider trading among our officers, directors, Specified Personnel, and their Related Persons, we have established “quarterly trading blackout periods” during which they—regardless of whether they are aware of material nonpublic information or not—may not conduct any trades in Dutch Bros securities. That means that, except as described in this policy, all officers, directors, Specified Personnel, and their Related Persons will be able to trade in Dutch Bros securities only during limited open trading window periods that generally will begin after two full trading days have has elapsed since the public dissemination of Dutch Bros’ annual or quarterly financial results and end at the beginning of the next quarterly trading blackout period. Of course, even during an open trading window period, you may not (unless an exception applies) conduct any trades in Dutch Bros securities if you are otherwise in possession of material nonpublic information. Q: What are Dutch Bros’ quarterly trading blackout periods? A: Each “quarterly trading blackout period” will generally begin at the start of the 15th day of the third month of each fiscal quarter and end after two full trading days have elapsed since the public dissemination of Dutch Bros’ financial results for that quarter (e.g., time of the earnings call). Q: Can Dutch Bros’ quarterly trading blackout periods change? A. The quarterly trading blackout period may commence early or may be extended if, in the judgment of Dutch Bros’ Chief Legal Officer or their designee there exists undisclosed information that would make trades by Dutch Bros officers, directors, Specified Personnel or their Related Persons inappropriate. It is important to note that the fact that the quarterly trading blackout period has commenced early or has been extended should be considered material nonpublic information that should not be communicated to any other person. Q: Does Dutch Bros have blackout periods other than quarterly trading blackout periods? A: Yes. From time to time, an event may occur that is material to Dutch Bros and is known by only a few directors, officers, and/or employees. So long as the event remains material and nonpublic, the persons designated by Dutch Bros’ Chief Legal Officer or their designee may not trade in Dutch Bros’ securities. In that situation, Dutch Bros will notify the designated individuals that neither they nor their Related Persons may trade in the Dutch Bros’ securities. The existence of an event- specific trading blackout should also be considered material nonpublic information and should not be communicated to any other person. Q: If I am subject to a blackout period and I have an open order to buy or sell Dutch Bros securities on the date a blackout period commences, can I leave it to my broker to cancel the open order and avoid executing the trade? A: No, unless it is in connection with a 10b5-1 Trading Plan (as defined below). If you have any open orders when a blackout period commences other than in connection with a 10b5-1 Trading Plan, it is your responsibility to cancel these orders with your broker. If you have an open order and it executes after a blackout period commences not in connection with a 10b5-1 Trading Plan, you will have violated our insider trading policy and may also have violated insider trading laws.

Q: Am I subject to trading blackout periods if I am no longer an employee, director or consultant of Dutch Bros? A: It depends. If your employment with Dutch Bros ends during a trading blackout period, you will be subject to the remainder of that trading blackout period. If your employment with Dutch Bros ends on a day that the trading window is open, you will not be subject to the next trading blackout period. However, even if you are not subject to our trading blackout period after you leave Dutch Bros, you should not trade in Dutch Bros securities if you are aware of material nonpublic information. That restriction stays with you as long as the information you possess is material and not publicly disseminated within the meaning of our insider trading policy. Q: Are there any exceptions to this policy? A: There are no exceptions to this policy, except as specifically noted below. Q: Can I exercise options granted to me by Dutch Bros, or participate in a Dutch Bros employee stock purchase plan, during a trading blackout period or when I possess material nonpublic information? A: Yes. You may purchase shares by exercising your options or participating in a Dutch Bros employee stock purchase plan, but you may not sell the shares (even to pay the exercise price or any taxes due) during a trading blackout period or any time that you are aware of material nonpublic information. To be clear, you may not effect a broker-assisted cashless exercise (because these cashless exercise transactions include a market sale) during a trading blackout period or any time that you are aware of material nonpublic information. Q: What tax withholding transactions are not restricted by this policy? A: This policy does not apply to the surrender of shares directly to Dutch Bros to satisfy tax withholding obligations as a result of the issuance of shares upon exercise of options or settlement of restricted stock units (“RSUs”) issued by Dutch Bros. Of course, any discretionary market sale of the stock received upon exercise or settlement of any such equity awards remains subject to all provisions of this policy whether or not for the purpose of generating the cash needed to pay the exercise price or pay taxes. Q: Can I effect a sell-to-cover transaction upon an option exercise or RSU vesting? A: You may not act to voluntarily sell shares (even to pay the exercise price or any taxes due) during a trading blackout period or any time that you are aware of material nonpublic information. With respect to options, as noted above, you may not voluntarily effect a broker-assisted cashless exercise (because these cashless exercise transactions include a market sale) during a trading blackout period or any time that you are aware of material nonpublic information. With respect to RSUs, you may not voluntarily sell shares upon issuance; however, if the Company requires you to sell shares to satisfy tax withholdings obligations at issuance, that would be allowed under this policy. Q: Are mutual fund shares holding Dutch Bros Class A common stock subject to the trading blackout periods? A: No. You may trade in mutual funds holding Dutch Bros Class A common stock at any time.

Q: What are the rules that apply to 10b5-1 Automatic Trading Programs? A: Under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), any person may establish a trading plan under which a broker is instructed to buy and sell Dutch Bros securities based on pre-determined criteria (a “Trading Plan”). So long as a Trading Plan is properly established, purchases and sales of Dutch Bros securities pursuant to that Trading Plan are not subject to this policy. To be properly established, a person’s Trading Plan must be established in compliance with the requirements of Rule 10b5-1 of the Exchange Act and any applicable 10b5- 1 trading plan guidelines of Dutch Bros at a time when they were unaware of any material nonpublic information relating Dutch Bros and when you were not otherwise subject to a trading blackout period. Moreover, all Trading Plans to be adopted by directors, officers, Specified Personnel and their Related Persons must be reviewed and approved by Dutch Bros before being established to confirm that the Trading Plan complies with all pertinent company policies and applicable securities laws. See “Pre-Clearance of Transactions in Dutch Bros Stock” below. Q: Can I gift stock while I possess material nonpublic information or during a trading blackout period? A: Because of the potential for the appearance of impropriety, as a general matter gifts should only be made when you are not in possession of material nonpublic information and not subject to a trading blackout period. For example, charities that receive gifted stock typically immediately sell the stock into the public market, potentially subjecting you to “tipper” liability if you were in possession of material nonpublic information at the time of the gift. You may only make bona fide gifts of our stock when you are aware of material nonpublic information or during a trading blackout period applicable to you only the gift has been pre-cleared by Dutch Bros’ Chief Legal Officer or their designee. Pre-clearance must be obtained at least three business days in advance of the proposed gift, and pre-cleared gifts not completed within five business days will require new pre-clearance. Dutch Bros may choose to shorten this period. Margin Accounts, Pledging Shares, Hedging and Other Speculation in Dutch Bros Class A Common Stock The following policies apply to Dutch Bros personnel but not to Related Persons. Q: Can I purchase Dutch Bros securities on margin or hold them in a margin account? A: No. “Purchasing on margin” is the use of borrowed money from a brokerage firm to purchase our securities. Holding our securities in a margin account includes holding the securities in an account in which the shares can be sold to pay a loan to the brokerage firm. You may not purchase our common stock on margin or hold it in a margin account at any time. Q: Can I pledge my Dutch Bros shares as collateral for a loan? A: No. Pledging your shares as collateral for a loan could cause the pledgee to transfer your shares during a trading blackout period or when you are otherwise aware of material nonpublic information. As a result, you may not pledge your shares as collateral for a loan. Q: What is problematic about margin accounts and pledged securities? A: Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Dutch Bros’ securities, Dutch Bros’ employee, director, and designated consultants are prohibited from holding Company securities in a margin account or otherwise pledging Dutch Bros’ securities as collateral for a loan.

. Q: Can I hedge my ownership position in Dutch Bros? A: No. Hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds are prohibited by our insider trading policy. Since such hedging transactions allow you to continue to own Dutch Bros’ securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership, you may no longer have the same objectives as Dutch Bros’ other shareholders. Therefore, our insider trading policy prohibits you from engaging in any such transactions. Q: Why are hedging transactions prohibited? A: Such transactions may permit a person subject to this policy to continue to own Dutch Bros’ securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as Dutch Bros’ other stockholders. Therefore, all persons subject to this policy are prohibited from engaging in any such transactions. Q: Am I allowed to trade derivative securities of Dutch Bros Class A common stock? A: No. You may not trade in derivative securities related to Dutch Bros Class A common stock, which include publicly traded call and put options. In addition, you may not engage in short selling of our Class A common stock at any time. Q: What are derivative securities? A: “Derivative securities” are securities other than Class A common stock that are speculative in nature because they permit a person to leverage their investment using a relatively small amount of money. Examples of derivative securities include “put options” and “call options.” These are different from employee options and other equity awards granted under our equity compensation plans, which are not derivative securities for purposes of our policy. Q: What is short selling? A: “Short selling” is profiting when you expect the price of the stock to decline, and includes transactions in which you borrow stock from a broker, sell it, and eventually buy it back on the market to return the borrowed shares to the broker. Profit is realized if the stock price decreases during the period of borrowing. Q: Why does Dutch Bros prohibit trading in derivative securities and short selling? A: Many companies with volatile stock prices have adopted similar policies because of the temptation it represents to try to benefit from a relatively low-cost method of trading on short- term swings in stock prices, without actually holding the underlying Class A common stock, and encourages speculative trading. We are dedicated to building stockholder value, short selling our Class A common stock conflicts with our values and would not be well-received by our stockholders.

Q: What if I purchased publicly traded options or other derivative securities before I became subject to this policy? A: The same rules apply as for employee stock options. You may exercise the publicly traded options at any time, but you may not sell the securities during a trading blackout period or at any time that you are aware of material nonpublic information. Q: What are the concerns about standing and limit orders? A: Standing and limit orders are instructions to purchase or sell securities once the value of those securities reaches a certain price. Standing and limit orders (except standing and limit orders under approved Trading Plans, as discussed above) create heightened risks for insider trading violations similar to the use of margin accounts, since there is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a Dutch Bros employee, director, or designated consultant is in possession of material nonpublic information. If a person subject to this policy determines that they must use a standing order or limit order (other than under an approved Trading Plan as discussed above), the order should be limited to short duration and the person using such standing order or limit order is required to cancel such instructions immediately in the event restrictions are imposed on their ability to trade pursuant to the “Quarterly Trading Blackouts” and “Event-Specific Trading Blackouts” provisions above. Pre-Clearance of Transactions in Dutch Bros Class A Common Stock Q: Who is required to pre-clear and provide advance notice of transactions? A: In addition to the requirements above, officers, directors, and other applicable members of management who have been notified that they are subject to pre-clearance requirements face a further restriction: Even during an open trading window, they may not engage in any transaction in Dutch Bros’ securities without first obtaining pre-clearance of the transaction from Dutch Bros’ Chief Legal Officer or their designee at least two business days in advance of the proposed transaction. He or she will then determine whether the transaction may proceed and to help comply with any required reporting requirements under Section 16(a) of the Exchange Act. Pre- cleared transactions not completed within ten business days after approval will require new pre- clearance. Dutch Bros may choose to shorten this period. A previously submitted and approved 10b5-1 trading plan shall constitute advance notice and pre-clearance for purposes of this policy. Q: Are individuals subject to pre-clearance required to provide advanced notice of stock option exercises? A: Yes. Persons subject to pre-clearance must also give advance notice of their plans to exercise an outstanding stock option to Dutch Bros’ Chief Legal Officer or their designee . Once any transaction takes place, the officer, director, or applicable member of management must immediately notify Dutch Bros’ Chief Legal Officer or their designee so that Dutch Bros may assist in any Section 16 reporting obligations. Q: What additional requirements apply to individuals subject to Section 16? A: Officers and directors, who are subject to the reporting obligations under Section 16 of the Exchange Act, should take care to avoid short-swing transactions (within the meaning of Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144 under the Securities Act of 1933, as amended), and should file all appropriate Section 16(a) reports (Forms 3, 4, and 5) and any notices of sale required by Rule 144.

Other Information Q: What happens if I violate our insider trading policy? A: Violating our policies may result in disciplinary action, which may include termination of your employment or other relationship with Dutch Bros. Q: What are the sanctions if I trade on material nonpublic information or tip off someone else? A: In addition to disciplinary action by Dutch Bros—which may include termination of employment— you may be liable for civil sanctions for trading on material nonpublic information. The sanctions may include return of any profit made or loss avoided as well as penalties of up to three times any profit made or any loss avoided. Persons found liable for tipping material nonpublic information, even if they did not trade themselves, may be liable for the amount of any profit gained or loss avoided by everyone in the chain of tippees as well as a penalty of up to three times that amount. In addition, anyone convicted of criminal insider trading could face prison and additional fines. Q: What is “loss avoided”? A: If you sell Class A common stock or a related derivative security before negative news is publicly announced, and as a result of the announcement the stock price declines, you have avoided the loss caused by the negative news. Q: Who should I contact if I have questions about our insider trading policy or specific trades? A: You should contact Dutch Bros’ Chief Legal Officer or Dutch Bros’ legal department. Q: Do changes to this policy require approval by Dutch Bros’ Board of Directors? A: Yes. Changes to this policy require approval by Dutch Bros’ Board of Directors or a duly appointed committee of the Board of Directors.